Exhibit 3.1

THIRD AMENDED AND RESTATED BYLAWS
OF

MOLECULIN BIOTECH, INC.

ARTICLE I—OFFICES

Section 1.01    Registered Office. The corporation shall maintain in the State of Delaware a registered office and a registered agent whose business office is identical with such registered office.

Section 1.02    Locations of Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II—STOCKHOLDERS

Section 2.01    Annual Meeting. The annual meeting of the stockholders shall be held on such date, time and place, if any, within or without the State of Delaware, as may be designated by the board of directors from time to time and provided for in the notice of the meeting. Any other proper business may be transacted at the annual meeting. The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the board of directors.

Section 2.02    Special Meetings. Special meetings of the stockholders may be called at any time by the chairperson of the board, the chief executive officer, the president, or the board of directors. Special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting. The corporation may postpone, reschedule or cancel any previously scheduled special meeting of the stockholders.

Section 2.03    Place of Meetings; Remote Communications. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. Alternatively, the board of directors may determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.04    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, the corporation shall issue a notice that shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation (as it may be amended from time to time, the “certificate of incorporation”) or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.05    Waiver of Notice and Waiver of Notice.

(a) Any stockholder may waive notice of any meeting of stockholders (however called or noticed, whether or not called or noticed and whether before, during, or after the meeting). Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance at a meeting, in person or by proxy, shall constitute waiver of notice of such meeting, unless attendance is solely for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers shall be made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in a waiver of notice.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL.

(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within sixty (60) days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 2.05(c), shall be deemed to have consented to receiving such single written notice.

Section 2.06    Fixing Record Date.

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)         In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 2.07    Voting Lists. The corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. Except as otherwise provided by law, the original stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.08    Quorum. Except as otherwise provided by law or by the certificate of incorporation, the presence in person or by proxy of the holders of one-third in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by class or series is required, the presence in person or by proxy of the holders of one-third in voting power of the outstanding shares of such class or series shall be necessary and sufficient to constitute a quorum with respect to that matter. In the absences of a quorum, the stockholders, may, by the affirmative vote of the holders of a majority in voting power of the shares of the corporation entitled to vote thereat and present in person or represented by proxy adjourn the meeting from time to time in the manner provided in Section 2.14 of these bylaws until a date and time that a quorum shall be present. Shares of the corporation’s capital stock shall neither be entitled to vote nor counted for quorum purposes if such shares belong to (i) the corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation or (iii) any other entity, if a majority of the voting power of such other entity is otherwise controlled, directly or indirectly, by the corporation; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.09    Vote Required. When a quorum is present at any meeting, the vote of the holders of stock having a majority of the voting power present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one on which by express provision of the statutes of the State of Delaware or of the certificate of incorporation or as otherwise specifically required by these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.

Section 2.10    Voting of Stock. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, subject to the modification of such voting rights of any class or classes of the corporation’s capital stock by the certificate of incorporation. There is no cumulative voting. If and to the extent allowed by the laws of the State of Delaware and of the United States, stockholders may vote electronically.

Section 2.11    Proxies. At each meeting of the stockholders, each stockholder entitled to vote shall be entitled to vote in person or by proxy, provided however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such stock, as the case may be, as shown on the stock ledger of the corporation or by his or her attorney thereunto duly authorized in writing. The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL provided that such authorization shall set forth, or be delivered with, information enabling the corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. No proxy shall be voted or acted on after three years from its date, unless the proxy provides for a longer period.

Section 2.12    No Stockholder Action by Written Consent Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, must be taken at an annual or special meeting of stockholders of the corporation, with prior notice and with a vote, and may not be taken by a consent in writing.

Section 2.13    Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors or any committee thereof or (c) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 2.13 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.13.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 2.13, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and any such proposed business (other than the nominations of persons for election to the board of directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election as a director:

(i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder,

(ii) such person’s written consent to being named in the corporation’s proxy statement and accompanying proxy card and to serving as a director if elected,

(iii) the name, age, business address and residence address of such nominee,

(iv) the principal occupation or employment of such nominee (present and for the past five (5) years),

(v) the class and number of shares of each class and series of capital stock of the corporation which are directly or indirectly owned of record or beneficially by such nominee,

(vi) the date or dates on which such shares were acquired and the investment intent of such acquisition,

(vii) a questionnaire completed and signed by such person (in the form to be provided by the secretary of the corporation upon written request of any stockholder of record within ten (10) days of such request) with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made and (ii) and a written representation and agreement (in the form to be provided by the secretary upon written request of any stockholder of record within ten (10) days of such request) that such proposed nominee (A) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (C) would be in compliance, if elected as a director of the corporation, and will comply with, all applicable rules of the exchanges upon which the securities of the corporation are listed and all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, stock ownership and trading and any other policies and guidelines of the corporation applicable to directors,

(viii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and

(ix) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected);

(b) as to any other business that the stockholder proposes to bring before the meeting:

(i) a brief description of the business desired to be brought before the meeting,

(ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment),

(iii) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and

(iv) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made, including any anticipated benefit of such business to any such beneficial owner, other than solely as a result of its ownership of the corporation’s capital stock, that is material to any such beneficial owner individually, or to the beneficial owners in the aggregate; and

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner,

(ii) the class and/or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner as of the date of the notice, including any shares of any class and/or series of capital stock of the corporation as to which such stockholder and such beneficial owner or any of their affiliates or associates has a right to acquire beneficial ownership at any time in the future and a representation that the stockholder will notify the corporation in writing, within five (5) business days after the record date for such meeting, of the class and number of shares of capital stock of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting (except as otherwise provided herein),

(iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, the nominee (in the case of a nomination) and any of their respective affiliates or associates, and any others acting in concert with any of the foregoing or who may participate in the solicitation of proxies or any of their respective affiliates or associates (each of the foregoing, a “Stockholder Associated Person”), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) or any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s) pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each person who is a party to such an agreement, arrangement or understanding) and a representation that the stockholder will notify the corporation in writing, within five (5) business days after the record date for such meeting, of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided herein),

(iv) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to the nomination or other business (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, and a representation that the stockholder will notify the corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided herein),

(v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, will continue to be a stockholder of record of the corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination,

(vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, or (c) to solicit proxies in support of any proposed nominee in accordance with and as required by Rule 14a-19 promulgated under the Exchange Act,

(vii) to the extent known by any stockholder or beneficial owner, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice, and to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially and/or of record by such other stockholder(s) and beneficial owner(s),

(viii)         a description of all derivative transactions (as defined below) by each stockholder or beneficial owner during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such derivative transactions,

(ix) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right, directly or indirectly, to vote any shares of any class or series of capital stock of the corporation,

(x) any rights to dividends or other distributions on the shares of any class or series of capital stock of the corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the corporation,

(xi) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the corporation or any interests described in clause (c)(ii), and

(xii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

The foregoing notice requirements of this paragraph (a) of this Section 2.13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.13 to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 2.13 and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(4) A stockholder providing the written notice required by Section 2.13 shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (a) the record date for the determination of stockholders entitled to notice of the meeting and (b) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting; provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any stockholder, Stockholder Associated Person or nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with this Section 2.13 or is rendered invalid as a result of any inaccuracy therein. In the case of an update and supplement pursuant to clause (a) of this Section 2.13(a)(4), such update and supplement shall be received by the secretary at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the determination of stockholders entitled to notice of the meeting or the public announcement of such record date. In the case of an update and supplement pursuant to clause (b) of this Section 2.13(a)(4), such update and supplement shall be received by the secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to such adjourned or postponed meeting.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or any authorized committee thereof or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 2.13 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.13. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 2.13 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The stockholder shall also update and supplement such information as required under Section 2.13(a)(4). The number of nominees a stockholder may nominate for election at the special meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the special meeting on behalf of such beneficial owner in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.

(c) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Notwithstanding anything to the contrary in these bylaws, unless otherwise required by applicable law, if any stockholder or Stockholder Associate Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded), notwithstanding that proxies or votes in respect of that election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). Upon request by the corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it or such Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(c)(vi) of this Section 2.13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not provide the information required under Section 2.13(a)(4) to the corporation within the time frames specified therein, or does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) as a result of any notice provided by any Stockholder Associated Person pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the board of directors or any authorized committee thereof shall not be deemed (for purposes of clause (1)(a) of paragraph (a) of this Section 2.13 or otherwise) to have been made pursuant to the corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a stockholder of the corporation pursuant to clause (1)(c) of paragraph (a) of this Section 2.13 (and, in the case of a special meeting of stockholders pursuant to and to the extent permitted under paragraph (b) of this Section 2.13).

(2) For purposes of this Section 2.13:

(i) “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder or by such other means reasonably designed to inform the public or stockholders in general of such information including, without limitation, posting on the corporation’s investor relations website;

(ii) shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) providing: (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (2) the right to vote such shares, alone or in concert with others and/or (3) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares;

(iii)          a “derivative transaction” shall mean any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any stockholder or beneficial owner or any of its affiliates or associates, whether record or beneficial:

(1)          the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,

(2)          that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,

(3)          the effect or intent of which is to mitigate loss, manage risk or benefit from changes in value or price with respect to any securities of the corporation, or

(4)          that provides the right to vote or increase or decrease the voting power of, such stockholder or beneficial owner, or any of its affiliates or associates, directly or indirectly, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation or similar right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such stockholder or beneficial owner in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such stockholder or beneficial owner is, directly or indirectly, a general partner or managing member.

(3) Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.13; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.13, and compliance with paragraphs (a) and (b) of this Section 2.13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (a)(2) of this Section 2.13, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

Section 2.14 Adjournment. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.15. Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.16. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.17. Organization. Meetings of stockholders shall be presided over by the chairperson of the board of directors, if any, or in his or her absence by the vice chairperson of the board of directors, if any, or in his or her absence by the chief executive officer, or in his or her absence by the president, or in his or her absence by a vice president, or in the absence of the foregoing persons by a chairperson designated by the board of directors, or in the absence of such designation by a chairperson chosen at the meeting. The secretary of the corporation shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE III—DIRECTORS

Section 3.01    Number, Term, and Qualifications. The board of directors shall consist of one or more members, each of whom shall be a natural person. The number of directors which shall constitute the whole board shall be fixed from time to time by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. At each annual meeting of stockholders or special meeting in lieu thereof, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the succeeding annual meeting of the stockholders or special meeting in lieu thereof until their successors are duly elected and qualified. Directors need neither be residents of the state of incorporation nor stockholders of the corporation.

Section 3.02    Vacancies and Newly Created Directorships. Vacancies resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by the stockholders. In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his or her current term or his or her prior death, retirement, removal or resignation. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full board of directors until the vacancy is filled. Notwithstanding the foregoing, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

Section 3.03    General Powers. The business of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.04    Regular Meetings. A regular meeting of board of directors shall be held without notice at such times and places as the board of directors may from time to time determine.

Section 3.05    Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairperson of the board, the chief executive officer, the president, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Delaware, as the place for holding any special meeting of the board of directors called by them. Notice of a special meeting of the board of directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

Section 3.06    Meetings by Telephone Conference Call. Members of the board of directors may participate in a meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communications media provided that all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.07    Notice. Except as otherwise provided herein or permitted by applicable law, notice of any special meeting shall be delivered personally or by telephone or by facsimile or by electronic mail or by any other means of electronic transmission, addressed to each director at that director’s address, phone number, facsimile number, electronic mail address, or any other address for receipt by such director of electronic transmissions (as the case may be) as shown on the records of the corporation. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used in these bylaws shall have the meanings ascribed thereto in the DGCL. Neither the business to be transacted at nor the purpose of any regular or special meeting of the directors or members of a committee of directors need be specified in a waiver of notice.

Section 3.08    Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.09    Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the question is one on which by express provision of the statutes of the state of Delaware or of the certificate of incorporation or as otherwise specifically required by these bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 3.10    Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.11    Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting, unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12    Resignations. A director may resign at any time by delivering a written resignation to the chief executive officer, the president, a vice president, the secretary or assistant secretary, if any. The resignation shall become effective upon delivery unless otherwise stated therein.

Section 3.13    Written Consent to Action by Directors. Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if all members of the board of directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, setting forth the action so taken, and any consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board or committee in the same paper or electronic form as the minutes are maintained.

Section 3.14 Removal. Subject to any limitations imposed by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority in voting power of the shares then entitled to vote at an election of directors.

ARTICLE IV—OFFICERS

Section 4.01    Number. The officers of the corporation shall include a president and a secretary and may include a chairperson of the board, a chief executive officer, a chief financial officer, a treasurer, and such vice presidents, assistant secretaries and assistant treasurers as the board of directors may choose. Except as provided in Article VIII, election or appointment as an officer shall not in and of itself create contract rights.

Section 4.02    Election Term of Office, and Qualifications. The officers shall be elected by the board of directors. Each such officer shall hold his or her office until the next ensuing annual meeting of the board of directors and until his or her successor shall have been chosen and qualified, or until his or her death or until his or her resignation or removal in the manner provided in these bylaws. Any one person may hold any two or more of such offices..

Section 4.03    Subordinate Officers, Etc. The board of directors from time to time may appoint such other officers or agents as it may, deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the board of directors from time to time may determine. The board of directors from time to time may, delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties.

Section 4.04    Resignations. Any officer may resign at any time by delivering a written resignation to the board of directors, the chief executive officer, the president, or the secretary. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 4.05    Removal. Any officer may be removed from office at any special meeting of the board of directors called for that purpose or at a regular meeting, by the vote of a majority of the directors, with or without cause. Any officer or agent appointed in accordance with the provisions of section 4.03 hereof may also be removed, either with or with cause, by any officer on whom such power of removal shall have been conferred by the board of directors.

Section 4.06    Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office shall be created, then such vacancies or newly created officers may be filled by the board of directors at any regular or special meeting.

Section 4.07    Chairperson of the Board. The chairperson of the board, if there be such an officer, shall have the following powers and duties:

(a)	He or she shall preside at all meetings of the stockholders.

(b)	He or she shall preside at all meetings of the board of directors.

Section 4.08 The Chief Executive Officer. The chief executive officer, if there be such an officer, shall have the following powers and duties:

(a)	He or she shall have general authority and supervision over the management and direction of the affairs of the corporation, and supervision of all departments and of all officers of the corporation.

(b)

He or she shall, subject to the other provisions of these bylaws, have such other powers and perform such other duties as usually devolve upon the chief executive officer of a corporation or as may be prescribed by the board of directors, and shall, in the absence of the chairperson or if no chairperson has been chosen, preside at meetings of the stockholders and board of directors.

In case of the absence, disability, death, resignation or removal from office of the chief executive officer, or if a chief executive officer is not chosen, the power and duties of the chief executive officer shall devolve upon and be exercised by the president, unless otherwise ordered by the board of directors.

Section 4.09 The President. The president shall have the following powers and duties:

(a)

He or she shall be the chief operating officer of the corporation and shall have such general authority and supervision over the management and direction of the affairs of the corporation, subject to the authority of the board of directors, as shall usually devolve upon a chief operating officer of a corporation.

(b)

He or she shall, subject to the other provisions of these bylaws, have such other powers and perform such other duties as usually devolved upon the president of a corporation, and such further duties as may be proscribed for the president by the board of directors. Without limiting the generality of the foregoing, he or she shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors.

Section 4.10    The Vice Presidents. The board of directors may, from time to time, designate and elect one or more vice presidents, one of whom may be designated to serve as executive vice president. Each vice president shall have such powers and perform such duties as from time to time may be assigned to him or her by the board of directors or the president. At the request or in the absence or disability of the president, the executive vice president or, in the absence or disability of the executive vice president, the vice president designated by the board of directors or (in the absence of such designation by the board of directors) by the president as senior vice president may perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the president.

Section 4.11    The Secretary. The secretary shall have the following powers and duties:

(a)	He or she shall keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the board of directors, in books provided for that purpose.

(b)	He or she shall cause all notices to be duly given in accordance with the provisions of these bylaws and as required by statute.

(c)

He or she shall perform in general all duties incident to the office of secretary and such other duties as are given to him or her by these bylaws or as from time to time may be assigned to him or her by the board of directors or the president.

Section 4.12    The Treasurer. The treasurer, if there be such an officer, shall perform in general all duties incident to the office of treasurer and such other duties as are given to him or her by these bylaws or as from time to time may be assigned to him or her by the board of directors or the president. In case of the absence, disability, death, resignation or removal from office of the treasurer, or if a treasurer is not chosen, the power and duties of the treasurer shall devolve upon and be exercised by the secretary, unless otherwise ordered by the board of directors.

Section 4.13    The Chief Financial Officer. The chief financial officer, if there be such an officer, shall, under the direction of the president, be responsible for all financial and accounting matters and for the direction of the office of treasurer. The chief financial officer shall have such other powers and perform such other duties as the board of directors, the president, or these bylaws may, from time to time, prescribe.

Section 4.14    Assistant Treasurers And Assistant Secretaries. The assistant treasurers and assistant secretaries, if there be any such officers, shall perform such duties as shall be assigned to them by the treasurer, in the case of assistant treasurers, or the secretary, in the case of assistant secretaries, or by the board of directors or president in either case. Each assistant secretary may sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of stock of the corporation (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) sign with such other officers as aforesaid such contracts and other instruments as the conduct of the corporation’s business in its ordinary course requires, in each case according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

Section 4.15    Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a director of the corporation.

Section 4.16    Surety Bonds. In case the board of directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned on the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation which may come into his or her hands.

ARTICLE V—CAPITAL STOCK

Section 5.01    Stock Certificates. The shares of the corporation shall be evidenced by certificates in such form as the board of directors of the corporation may from time to time prescribe; provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Each holder of stock represented by certificated shares shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation (it being understood that each of the chairperson of the board of directors, the vice chairperson of the board of directors, the chief executive officer, the president, any vice president, the treasurer, any assistant treasurer, the secretary and any assistant secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the corporation, certifying the number of shares owned by such holder in the corporation. Shares represented by certificates shall be numbered and registered in a share register as they are issued. Share certificates shall exhibit the name of the registered holder and the number and class of shares and the series, if any, represented thereby and the par value of each share or a statement that such shares are without par value, as the case may be. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

The corporate seal and any or all of the signatures of corporation officers may be in facsimile. If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue.

Section 5.02    Transfer of Stock. Transfers of stock of the corporation shall be made on the books of the corporation by the holder of record thereof, or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such stock. Except as provided by law, the corporation and transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 5.03    Regulations. Subject to any provisions contained in the certificate of incorporation, the board of directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for stock of the corporation.

Section 5.04    Maintenance of Stock Ledger at Principal Place of Business. A stock ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place the board of directors shall determine, containing the names alphabetically arranged of original holders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of stock held by each.

Section 5.05    Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation, and may require all such certificates to bear the signature of either or both. The board of directors may from time to time define the respective duties of such transfer agents and registrars.

Section 5.06    Lost or Damaged Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representatives, to give the corporation a bond in such form and amount as the board of directors may direct, and with such surety or sureties as may be satisfactory to the board of directors, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is appropriate to do so.

ARTICLE VI—COMMITTEES

Section 6.01    How Constituted. The board of directors may designate an executive committee, audit committee, governance and nominating committee, compensation committee and such other committees as the board of directors may deem appropriate, each of which committees shall consist of one or more directors. Members of the committees shall be designated by the board of directors; provided however, that at any time the board of directors may abolish or reconstitute any committee. Each member of each committee shall hold office until his or her successor shall have been designated or until his or her resignation or removal in the manner provided in these bylaws. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

Section 6.02    Powers. Any committee, to the extent permitted by law and to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 6.03    Proceedings; Committee Rules. Unless the board of directors otherwise provides and except as otherwise provided in these bylaws, each committee designated by the board of directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to Article III of these bylaws. Each committee may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it shall determine from time to time. It will keep record of its proceedings and periodically report such proceedings to the board of directors.

Section 6.04    Quorum and Manner of Acting. At all meetings of the committees as may be designated hereunder by the board of directors, the presence of members constituting a majority of the total authorized membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at, any meeting at which a quorum is present shall be the act of such committee. The members of such committees, as may be designated hereunder by the board of directors, shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 6.05    Resignations. Any member of a committee may resign at any time by delivering a written resignation to the chief executive officer, the president, the secretary, or assistant secretary, or to the presiding officer of the committee of which he or she is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 6.06    Removal. The board of directors may at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section 6.07    Vacancies. The board of directors may fill by action of the board any vacancy on any committee.

Section 6.08    Compensation. The board of directors may compensate any member of a duly designated committee who is not an active salaried employee of the corporation for attendance at each meeting of the said committee (and may reimburse his or her expenses incurred in connection with his or her service as a committee member).

ARTICLE VII—INDEMNIFICATION, INSURANCE AND
OFFICER AND DIRECTOR CONTRACTS

Section 7.01    Indemnification. The corporation shall indemnify Indemnitees and make advancement of expenses to Advancees (each as defined in the certificate of incorporation) as set forth in the certificate of incorporation.

ARTICLE XIII—MISCELLANEOUS

Section 8.01. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 8.02. Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 8.03.         Electronic Signatures, Etc. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the certificate of incorporation or these bylaws to be executed by any officer, director, stockholder, employee or agent of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.

ARTICLE IX—DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the certificate of incorporation and bylaws.

ARTICLE X—AMENDMENTS

Any amendment of these bylaws shall require the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the directors comprising the board of directors, at a meeting called for the purpose of amending and/or restating these bylaws. Absent the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the directors comprising the board of directors at a meeting called for the purpose of amending and/or restating these bylaws, the stockholders of the corporation may amend these bylaws by an affirmative vote of a majority of each class of issued and outstanding shares of voting securities of the corporation at a meeting called for the purpose of amending and/or restating these bylaws.

CERTIFICATE OF THE SECRETARY

The undersigned does hereby certify that he is the secretary of Moleculin Biotech, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of said corporation on August 18, 2023 and that the above and foregoing bylaws are now in full force and effect and supersede and replace any prior bylaws of the corporation.

DATED this 18th day of August, 2023.

/s/ Jonathan P. Foster Jonathan P. Foster